SCHEDULE A

TO THE UNDERWRITING AGREEMENT BETWEEN

USAA ETF TRUST AND USAA INVESTMENT MANAGEMENT COMPANY

This Agreement, with effective date of June 14, 2017, relates to the following Funds: USAA MSCI USA Value Momentum Blend Index ETF

USAA MSCI USA Small Cap Value Momentum Blend Index ETF USAA MSCI International Value Momentum Blend Index ETF USAA MSCI Emerging Markets Value Momentum Blend Index ETF USAA Core Short-Term Bond ETF

USAA Core Intermediate-Term Bond ETF

Date: June 14, 2017

As Amended: August 4, 2017

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